UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2019 (June 21, 2019)

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry Into a Material Definitive Agreement.
On February 8, 2019, PetroQuest Energy, Inc. (the “Company”) entered into that certain registration rights agreement (the “Original Agreement”), by and among the Company and certain holders (collectively, the “Registration Rights Holders”) of shares of the Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) of the Company and the Company’s 10% Senior Secured PIK Notes due 2024. On June 21, 2019, the Company entered into an amended and restated registration rights agreement (as so amended and restated, the “Agreement”), by and among the Company and the Registration Rights Holders. The Agreement amends and restates the Original Agreement as described below.
Under the terms of the Agreement, at any time, the Registration Rights Holders, acting together, may request (the “Initial Shelf Registration Request”) that the Company file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (the “Initial Shelf Registration Statement”) that includes the Registrable Securities (as defined in the Agreement). The Company has agreed to use its reasonable best efforts (i) to file the Initial Shelf Registration Statement no later than 75 business days after receipt of the Initial Shelf Registration Request and (ii) to have the Initial Shelf Registration Statement declared effective as soon as reasonably practicable after the Company files the Initial Shelf Registration Statement (but in no event later than 90 days after it shall have filed such Initial Shelf Registration Statement, unless it is not practicable to do so due to circumstances directly relating to outstanding comments of the SEC relating to the Initial Shelf Registration Statement; provided that the Company is using its reasonable best efforts to address any such comments as promptly as possible). The Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.
Furthermore, the Registration Rights Holders, acting together, may request that the Company use commercially reasonable efforts to cause all shares of Class A Common Stock to be quoted on an over-the-counter securities market and to use commercially reasonable efforts to maintain such quotation.
In addition, if the Company proposes to register shares of the Class A Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Agreement, to include their shares of the Class A Common Stock in the registration statement.
These registration rights are subject to certain conditions and limitations, including the right of underwriters to limit the Registrable Securities to be included in an underwritten offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions, such as blackout periods.
The Agreement also provides that (a) for so long as the Company is subject to the requirements to publicly file information or reports with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will timely file all information and reports with the SEC and comply with all such requirements, and (b) if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 144 and Rule 144A, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Registration Rights Holders to sell Registrable Securities without registration under the Securities Act.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
4.1 Amended and Restated Registration Rights Agreement, dated as of June 21, 2019, by and among PetroQuest Energy, Inc. and the holders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2019                        PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer